UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 12, 2010
Western Digital Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08703	33-0956711
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

20511 Lake Forest Drive Lake Forest, California	92630
(Address of Principal Executive Offices)	(Zip Code)
(949) 672-7000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EX-99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Timothy M. Leyden as Chief Operating Officer
     On August 12, 2010, the Board of Directors (the “Board of Directors”) of Western Digital Corporation (the “Company”) appointed Timothy M. Leyden, age 58, as the Company’s Chief Operating Officer, effective August 16, 2010. Mr. Leyden has served as the Company’s Executive Vice President and Chief Financial Officer since September 2007, and as Executive Vice President, Finance, from May 2007 to September 2007. From December 2001 to May 2007, Mr. Leyden served in senior finance capacities at Sage Software Inc. and Sage Software of California, subsidiaries of Sage Group PLC, a U.K. public company that supplies accounting and business management software to small and medium-sized businesses. Mr. Leyden also previously served in various worldwide finance, manufacturing and information technology capacities with the Company from 1983 to 2000.
     Effective August 16, 2010, Mr. Leyden will receive an annual base salary of $600,000 and a target annual bonus opportunity under the Company’s Incentive Compensation Plan (“ICP”) of 100% of his annual base salary.
     There are no arrangements or understandings between Mr. Leyden and any other person pursuant to which Mr. Leyden was appointed to serve as the Company’s Chief Operating Officer. There are no family relationships between Mr. Leyden and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Appointment of Wolfgang U. Nickl as Senior Vice President and Chief Financial Officer
     On August 12, 2010, the Board of Directors appointed Wolfgang U. Nickl, age 41, as the Company’s Senior Vice President and Chief Financial Officer, effective August 16, 2010. Mr. Nickl has served as the Company’s Vice President, Finance, since October 2005. Prior to that, Mr. Nickl served as Vice President, Worldwide Business Operations from May 2005 to October 2005, and as Executive Director, Worldwide Business Operations from July 2003 to May 2005.
     Effective August 16, 2010, Mr. Nickl will receive an annual base salary of $350,000 and a target annual bonus opportunity under the ICP of 75% of his annual base salary.
     There are no arrangements or understandings between Mr. Nickl and any other person pursuant to which Mr. Nickl was appointed to serve as the Company’s Senior Vice President and Chief Financial Officer. There are no family relationships between Mr. Nickl and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Establishment of Performance Goals for First Half FY2011 Incentive Compensation Plan
     On August 12, 2010, the Compensation Committee (the “Compensation Committee”) of the Board of Directors established the performance goals for cash bonus awards to be made under the ICP for the six-month period beginning July 3, 2010 and ending December 31, 2010. Under the ICP, the Company’s executive officers and certain other employees are eligible to receive cash bonus awards that are determined based on the Company’s achievement of the established performance goals as well as other discretionary factors, including non-financial and strategic operating objectives, business and industry conditions and individual and business group performance. For the six-month period beginning July 3, 2010 and ending December 31, 2010, the Compensation Committee selected earnings per share as the financial performance goal and established specific earnings per share goals to correspond to specific achievement percentages ranging between 0% and 200%.

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     For executive officers, the Compensation Committee has previously approved an ICP target bonus under the ICP for each executive officer that is expressed as a percentage of the executive’s semi-annual base salary and that currently ranges from 75% to 150% for the executive officers. At the end of the six-month performance period, the ICP will fund in an amount ranging from 0% to 200% based on an interpolation between the Company’s performance as measured against the pre-established earnings per share goals and a consideration of the Company’s overall achievement of key non-financial and strategic operating objectives as well as changes in the business and industry that occur during the performance period. Each executive will be eligible to receive a bonus in an amount equal to his target bonus multiplied by the funding percentage approved by the Compensation Committee, subject to further adjustment by the Compensation Committee depending upon the executive’s individual and business group’s performance.
Item 7.01 Regulation FD Disclosure.
     The Company issued a press release on August 17, 2010, announcing the appointment of Mr. Leyden to the position of Chief Operating Officer and the appointment of Mr. Nickl to the position of Senior Vice President and Chief Financial Officer, effective August 16, 2010. The press release making this announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1 Press Release issued by Western Digital Corporation on August 17, 2010 announcing the appointment of Timothy M. Leyden as Chief Operating Officer and the appointment of Wolfgang U. Nickl as Senior Vice President and Chief Financial Officer.

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Western Digital Corporation (Registrant)
	By:	/s/ Raymond M. Bukaty
Date: August 17, 2010		Raymond M. Bukaty
Senior Vice President, Administration, General Counsel and Secretary